UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2015

Freshpet, Inc.

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(Exact Name of Registrant As Specified In Its Charter)

Delaware	001-36729	20-1884894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Plaza Drive, 1st Floor

Secaucus, New Jersey 07094

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(Address of Principal Executive Offices, including Zip Code)

(201) 520-4000

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(Registrant’s telephone number, including area code)

Not Applicable

__________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.Results of Operations and Financial Condition.

On March 31, 2015, Freshpet, Inc. (“Freshpet” or the “Company”) issued a press release disclosing its financial results for the quarter and year ended December 31, 2014. The Company also published the press release to the investor relations section of its website (investors.frespet.com) Freshpet uses the investor relations section of its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Freshpet references non-GAAP financial information in the press release. A reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures is contained in the attached Exhibit 99.1 press release.

The information furnished with this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01.Regulation FD Disclosure.

On April 1, 2015, Freshpet published to the investor relations section of its website a presentation that will be used by Freshpet’s management team in meetings with analysts and stockholders. The presentation can be accessed at investors.freshpet.com and is attached hereto as Exhibit 99.2.

The presentation is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of the Exchange Act or incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release

99.2	Investor Relations Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRESHPET, INC.

Date: April 1, 2015	By:	/s/ Richard Kassar
	Name:	Richard Kassar
	Title:	Chief Financial Officer